UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007 (August 3, 2007)

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 18th Street, Suite 3400, Denver, Colorado 80202
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

999 18th Street, Suite 1740, Denver, Colorado 80202
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Resignation of Chief Financial Officer

On August 3, 2007, Daniel Foley, the Company’s Chief Financial Officer, gave notice of his intention to resign from the Company effective August 31, 2007 to pursue other interests. Mr. Foley will remain an employee of the Company through his resignation date and has agreed to provide the Company consulting services for a minimum of two months following his resignation date to assist with transition matters.

Employment Agreement with Mr. Richard E. Kurtenbach

On August 3, 2007, Rancher Energy Corp., a Nevada corporation (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Mr. Richard E. Kurtenbach, age 52, to become the Company’s Chief Accounting Officer. Mr. Kurtenbach also was appointed Principal Accounting Officer of the Company. Since April 2004, Mr. Kurtenbach was Vice President—Administration and Controller with publicly-traded Galaxy Energy Corporation where he was responsible for all administrative and accounting functions, including preparation of financial statements for SEC filings, internal controls and Sarbanes-Oxley compliance, financial modeling and management of joint interest activities for domestic and international drilling programs. From May 2003 to March 2004, Mr. Kurtenbach was Accounting Supervisor—Financial Reporting for Marathon Oil Company’s Powder River Business Unit, where he was responsible for the preparation and analysis of the Unit’s monthly and quarterly financial statements. From 2002 to 2003, Mr. Kurtenbach was self employed as a consultant to small energy companies advising management on financial, accounting auditing and taxation matters. From 1998 to 2001, Mr. Kurtenbach was the Finance and Administrative Manager for Hilton Petroleum, where he was responsible for the management of all financial, accounting and administrative matters for the Canadian publicly traded company. From 1985 to 1997, Mr. Kurtenbach was Manager—Commercial Services, American Region (1995-1997), Manager—Finance and Administration (1987-1995), and Financial Controller (1985-1987) at Ampolex (USA), Denver, Colorado, where he managed all financial accounting and administrative matters for the domestic and South American operations for the Australian publicly traded company. From 1983 to 1985, Mr. Kurtenbach was Controller of Phelps Dodge Fuel Development Corporation. From 1980 to 1983, Mr. Kurtenbach was Controller for Calvin Exploration Inc. in Denver, Colorado. From 1978 to 1980, Mr. Kurtenbach worked as a staff auditor at Price Waterhouse. Mr. Kurtenbach received a B.S. in Accounting from Illinois State University in Normal, Illinois (1978) and was licensed as a Certified Public Accountant in Illinois in 1978 and Colorado in 1981.

Pursuant to the Employment Agreement, Mr. Kurtenbach will receive an annual base salary of $175,000 and a year end bonus to be determined by the Company’s Board of Directors (the “Board”), in its absolute discretion. Additionally, in accordance with the Employment Agreement, Mr. Kurtenbach will be granted an option pursuant to the Company’s 2006 Stock Incentive Plan to purchase up to 450,000 shares of the Company’s common stock, par value $.00001 per share, at a per-share exercise price equal to the fair market value of the Company’s common stock on the date of grant, which will be Mr. Kurtenbach’s first day of employment. The option will vest ratably over a three-year period from the date of grant, and will be exercisable for a term of five years, subject to early termination of Mr. Kurtenbach’s employment with the Company. The Board has approved the option and the exercise price terms. In addition, Mr. Kurtenbach is entitled to the coverage or benefits under any and all employee benefit plans maintained by the Company.

The foregoing is qualified in its entirety by reference to the Employment Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.02	Regulation FD Disclosures

On August 7, 2007, the Company issued a press release entitled “Rancher Energy Corp. Names Richard E. Kurtenbach Chief Accounting Officer.” The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated August 3, 2007, by and between Rancher Energy Corp. and Mr. Richard E. Kurtenbach

Exhibit 99.1	August 7, 2007 Press Release entitled “Rancher Energy Corp. Names Richard E. Kurtenbach Chief Accounting Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President & Principal Executive Officer

Dated: August 7, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated August3, 2007, by and between Rancher Energy Corp. and Mr. Richard E. Kurtenbach

Exhibit 99.1	August 7, 2007 Press Release entitled “Rancher Energy Corp. Names Richard E. Kurtenbach Chief Accounting Officer.”